Exhibit 23

Consent of Independent Registered Public Accounting Firm

We have issued our report dated December 23, 2008 with respect to the 2008 consolidated financial statements included in the Annual Report of Magyar Bancorp, Inc. and subsidiary on Form 10-K for the year ended September 30, 2009.  We hereby consent to the incorporation by reference of said report in the Registration Statement of Magyar Bancorp, Inc. on Form S-8 (File No. 333-149297, effective February 19, 2008).

/s/ Grant Thornton LLP

Philadelphia, Pennsylvania
December 18, 2009